UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation)				(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Spring Street NW,	Suite 2500,	Atlanta,	GA		30309
(Address of principal executive offices)					(Zip Code)

(404) 892-0896
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (“Original Form 8-K”) filed by Invesco Ltd. (“Invesco”) on October 9, 2026 to correct a typographical error in Exhibit 99.1 to the Original Form 8-K. The error was in the Total Assets Under Management table. The September 30, 2026 total assets under management should have been $2,537.8 billion which was accurately reflected in all other corresponding AUM information published on Invesco’s website and otherwise publicly distributed. All other information in the Original Form 8-K remains unchanged.

Item 7.01	Regulation FD Disclosure.

On October 9, 2026, Invesco Ltd. issued a press release announcing its preliminary assets under management for the month ended September 30, 2026. The version of the press release included as Exhibit 99.1 to the Original Form 8-K has been revised to correct a typographical error, as discussed in the Explanatory Note, and a copy of the revised press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 9, 2026, issued by Invesco Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ L. Allison Dukes
L. Allison Dukes
Senior Managing Director and Chief Financial Officer
Date: October 9, 2026